UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)

1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of Eagle Bancorp Montana, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”), management of the Company determined that it had not appropriately classified borrowings as short-term or long-term so that the borrowings from and repayments to were appropriately presented either on a net basis or a gross basis within the financing section of the Consolidated Statement of Cash Flows contained in the Impacted Statement of Cash Flows (defined below) which has no impact on the Consolidated Statements of Financial Condition, Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements in Changes in Shareowners’ Equity or the Notes to the Consolidated Financial Statements. As a result, as further discussed below, the Company’s Consolidated Statement of Cash Flows for the nine-month period ended September 30, 2024 (the “Impacted Statement of Cash Flows”) should no longer be relied upon.

Detail of the restated amounts within the Cash Flows From Financing Activities section for the nine months ended September 30, 2024 is provided below:

The previously reported $14.26 million net short-term advances on FHLB and other borrowings should have been $40.74 million net short-term payments on FHLB and other borrowings.

The previously reported $29.17 million advances on long-term FHLB and other borrowings should have been $105.00 million advances on long-term FHLB and other borrowings and $20.83 million payments on long-term FHLB and other borrowings.

As these misstatements offset one another within the Cash Flows from Financing Activities section of the Consolidated Statement of Cash Flows, there was no impact to the Net Cash Provided by Financing Activities line item.

On March 13, 2025, management, after discussion with the Company’s independent registered public accounting firm, Moss Adams, LLP, and the Audit Committee of the Company’s Board of Directors, determined that the Impacted Statement of Cash Flows should no longer be relied upon due to the inaccuracies described above.

The Company has not filed and does not intend to file an amendment to the Company’s previously filed Quarterly Report on Form 10-Q containing the Impacted Statement of Cash Flows, however, has provided corrected disclosure in its 2024 Form 10-K. Investors and others should rely on the financial information and other disclosures regarding the affected period as disclosed in the 2024 Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in future filings with the SEC (as applicable).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: March 14, 2025	By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer